UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 3 rd Avenue, 6th Floor, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 227-2242

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On April 1, 2010, Global Investor Services, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Allied Global Ventures, LLC (“Allied”) whereby Allied will invest $300,000  (the “Proceeds”) in three equal tranches, on April 1, 2010, May 1, 2010 and June 1, 2010.  The Proceeds are to be used to market the Company’s products and services.  The Company is required to utilize 15% of all future revenue in repaying the proceeds borrowed from Allied commencing July 2010.  Additionally, after repayment of the Proceeds, the Company will pay Allied an additional 100% on the Proceeds (the “Return”) by setting aside 5% of the Company’s monthly sales for this purpose.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Marketing Fund Agreement dated April 1, 2010, by and between Global Investor Services, Inc. and Allied Global Ventures, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Chief Financial Officer and Director

Date:	April 20, 2010
New York, New York